EXHIBIT 23 (p)(1)(p)

FIRST PACIFIC MUTUAL FUND, INC.
CODE OF ETHICS
ATTACHMENT A
Effective:  July 27, 2000
Amended:  January 27, 2014

List of Access Persons
Clayton Chow – Director
Lynden Keala – Director
Stuart Marlowe - Director
Karen Nakamura – Director
Kim Scoggins – Director
Terrence Lee – President and CEO, Interested Director
Summer Chun –Wealth Manager
Louis D'Avanzo - Portfolio Manager
Wendi Ichinose – Marketing Specialist
Christina Morneau-Dyas – Administration
Teresa Johnson – Director of Institutional Marketing
Diane Kam – Administration
Stephanie Kuwaye - Administration
Lugene Lee - Secretary
Kathy Lum – Senior Wealth Manager
Barry Magaoay – Senior Wealth Manager
Yuka Marosek – Investment Analyst
Lee Ann Matsuda – VP of Operations
Charlotte Meyer – Assistant Treasurer
Lina Nieves - Administration
Nora Simpson – Treasurer and Chief Compliance Officer

List of Investment Personnel
Louis D'Avanzo - Portfolio Manager
Terrence Lee – President and CEO, Director

Review Officer
Nora Simpson – Chief Compliance Officer

Alternate Review Officer
Terrence Lee – President and CEO, Interested Director